EXHIBIT 99.1


                          CONSENT OF ELROY D. MIEDEMA,

                           CERTIFIED PUBLIC ACCOUNTANT



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                                                                    Exhibit 99.1



                         Consent of Independent Auditor


The Board of Baron Capital Trust:

            I consent to the use of all my reports in respect of 16 residential apartment properties and a combined report relating to 14 of such properties included in this Form S-4 Registration Statement of Baron Capital Properties, L.P. and incorporated herein by reference and to the reference to my firm and such reports under the heading "Experts" and "Selected Financial Data" in the prospectus.


                                                     /s/  Elroy D. Miedema
                                                     ---------------------------
                                                     Elroy D. Miedema
                                                     Certified Public Accountant




Miami, Florida
September 18, 1998